UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2012

Westlake Chemical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Post Oak Boulevard Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

On January 27, 2012, Westlake Chemical Corporation (“Westlake”) submitted a proposal to Georgia Gulf Corporation (“Georgia Gulf”) to acquire all of the outstanding shares of Georgia Gulf for $35.00 per share (the “Revised Proposal”), an increase from Westlake’s previously announced proposal to acquire all of the outstanding shares of Georgia Gulf for $30.00 per share. On January 31, 2012, Westlake received a letter from Paul Carrico, President and Chief Executive Officer of Georgia Gulf, addressed to Albert Chao, President and Chief Executive Officer of Westlake, in response to the Revised Proposal. The full text of the letter is attached as Exhibit 99.1 to this Current Report and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed by Westlake under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

ITEM 8.01	Other Events.

On February 1, 2012, Westlake issued a press release disclosing the Revised Proposal. The press release, which includes the full text of a letter from Albert Chao to Paul Carrico related to the Revised Proposal, is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Letter dated January 31, 2012 from Paul Carrico, President and Chief Executive Officer of Georgia Gulf Corporation, to Albert Chao, President and Chief Executive Officer of Westlake Chemical Corporation.

99.2	Press Release of Westlake Chemical Corporation dated February 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

By:	/s/ ALBERT CHAO
Name:	Albert Chao
Title:	President and Chief Executive Officer

Date: February 1, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Letter dated January 31, 2012 from Paul Carrico, President and Chief Executive Officer of Georgia Gulf Corporation, to Albert Chao, President and Chief Executive Officer of Westlake Chemical Corporation.

99.2	Press Release of Westlake Chemical Corporation dated February 1, 2012.